                                                                   Exhibit 23.2



                       Independent Auditors' Consent



The Board of Directors
Inland Retail Real Estate Trust, Inc.:


We consent to the use of our report dated March 5, 2004 related to the consolidated balance sheets of Inland Retail Real Estate Trust, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 2003 and related financial statement schedule, incorporated herein by reference and to the reference to our firm under the headings "Experts" in the Registration Statement on Form S-3. Our report refers to a change in accounting for intangible assets in 2002.

We consent to the use of our report dated Feburary, 27, 2003 related to the historical summary of gross income and direct operating expenses of The Overlook at King of Prussia for the year ended December 31, 2002, our report dated February 28, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments Inc. for the year ended December 31, 2002, our report dated March 4, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from North American Properties for the year ended December 31, 2002, our report dated May 22, 2003 related to the historical summary of gross income and direct operating expenses of The Creeks of Virginia for the year ended December 31, 2002, our report dated June 2, 2003 related to the historical summary of gross income and direct operating expenses of Town and Country Circle for the year ended December 31, 2002, our report dated June 2, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from BVT Institutional Investments Inc. in 2003 for the year ended December 31, 2002, our report dated June 2, 2003 related to the combined historical summary of gross income and direct operating expenses of The Properties Acquired from Thomas Enterprises in 2003 for the year ended December 31, 2002, our report dated June 2, 2003 related to the historical summary of gross income and direct operating expenses of Birkdale Village for the year ended December 31, 2002, our report dated April 22, 2004 related to the combined historical summary of gross income and direct operating expenses of Properties Acquired From Continental Real Estate for the year ended December 31, 2002, our report dated February 24, 2003 related to the historical summary of gross income and direct operating expenses of Village Crossings for the year ended December 31, 2002, and our report dated April 29, 2004 related to the combined historical summary of gross income and direct operating expenses of Fayette Pavilion and Hiram Pavilion for the year ended December 31, 2002, all incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Registration Statement on Form S-3.

/s/ KPMG LLP

Chicago, Illinois
May 3, 2004